UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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DGSE COMPANIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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DGSE Companies, Inc.

15850 DALLAS PARKWAY, SUITE 140

Dallas, Texas 75248

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 10, 2015

Dear Stockholder:

As a stockholder of DGSE Companies, Inc., you are hereby given notice of and invited to attend in person or by proxy our 2015 Annual Meeting of Stockholders to be held at the Marriott Quorum, 14901 Dallas Parkway, Dallas, Texas 75254, on Wednesday, June 10, 2015 at 10:00 a.m. (local time).

At this year’s stockholders’ meeting, you will be asked to: (i) elect five directors to serve until the next annual meeting of stockholders and until their respective successors shall have been duly elected and qualified; (ii) ratify the appointment of Whitley Penn LLP (“Whitley Penn”) as our independent registered public accountants for the fiscal year ending December 31, 2015; and (iii) transact such other business as may properly come before the meeting and any adjournment(s) thereof. Our Board of Directors unanimously recommends that you vote: (a) FOR the directors nominated; and, (b) FOR the ratification of Whitley Penn. Accordingly, please give careful attention to these proxy materials.

Only holders of record of our Common Stock as of the close of business on April 29, 2015 are entitled to notice of and to vote at our annual meeting and any adjournment(s) thereof. Our transfer books will not be closed.

You are cordially invited to attend the annual meeting. Whether you expect to attend the annual meeting or not, please vote, sign, date and return in the self-addressed envelope provided the enclosed proxy card as promptly as possible. If you attend the annual meeting, you may vote your shares in person, even though you have previously signed and returned your proxy.

By Order of the Board of Directors,

/s/ C. Brett Burford
C. Brett Burford
Secretary

Dallas, Texas

April 30, 2015

YOUR VOTE IS IMPORTANT.

PLEASE EXECUTE AND RETURN PROMPTLY THE

ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED HEREIN.

DGSE Companies, Inc.

15850 DALLAS PARKWAY, SUITE 140

Dallas, Texas 75248

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 10, 2015

To Our Stockholders:

This proxy statement (this “Proxy Statement”) is furnished in connection with the solicitation of proxies by the Board of Directors (our “Board of Directors” or “Board”) of DGSE Companies, Inc., a Nevada corporation (the “Company,” “we,” “us,” “our,” and “DGSE”), to be used at our Annual Meeting of Stockholders to be held at the Marriott Quorum, 14901 Dallas Parkway, Dallas, Texas 75254, on Wednesday, June 10, 2015 at 10:00 a.m. (local time), or at any adjournment or adjournments thereof. Our stockholders of record as of the close of business on April 29, 2015 (the “Record Date”) are entitled to vote at our annual meeting.

Important Notice of Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 10, 2015.

Our proxy materials, including our Proxy Statement for the 2015 Annual Meeting, 2014 Annual Report on Form 10-K for the year ended December 31, 2014 and proxy card, were first sent to security holders on or about May 11, 2015 and are available on the internet at www.DGSECompanies.com.

VOTING PROCEDURES AND REVOCABILITY OF PROXIES

The accompanying proxy card is designed to permit each of our stockholders as of the Record Date to vote on each of the proposals properly brought before the annual meeting. As of the Record Date, there were 12,253,846 shares of our common stock, par value $.01 per share (our “Common Stock”), issued and outstanding and entitled to vote at the annual meeting. Each outstanding share of our Common Stock is entitled to one vote.

The holders of a majority of our outstanding shares of Common Stock entitled to vote, present in person or by proxy, will constitute a quorum for the transaction of business at the annual meeting. If a quorum is not present, the annual meeting may be adjourned from time to time until a quorum is obtained.

Abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present. Abstentions, but not broker non-votes, are treated as shares present and entitled to vote. Broker non-votes are treated as shares present but not entitled to vote on the particular matter. Broker non-votes occur when nominees, such as banks and brokers holding shares on behalf of beneficial owners, do not receive voting instructions from the beneficial holders at least ten days before the meeting. If that happens, the nominees may vote those shares only on matters deemed “routine” by the NYSE MKT Exchange (the “Exchange”), such as the ratification of auditors. Nominees cannot vote on non-routine matters unless they receive voting instructions from beneficial holders, resulting in so-called “broker non-votes.”

Assuming that a quorum is present, directors will be elected by a plurality vote and the five nominees who receive the most votes will be elected. As a result, abstentions and broker non-votes, if any, will not affect the outcome of the vote on this proposal. There is no right to cumulative voting unless cumulative voting is requested at the Annual Meeting by a stockholder who has complied with the requirements set forth in our bylaws with respect to cumulative voting.

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Assuming that a quorum is present, the ratification of the appointment of Whitley Penn LLP (“Whitley Penn”) as our independent registered public accountants for the fiscal year ending December 31, 2015 and approval of any other matter that may properly come before the annual meeting, requires the affirmative vote of a majority of the total votes cast on these proposals, in person or by proxy, is required to approve these proposals. As a result, abstentions and broker non-votes, if any, will not affect the outcome of the vote on these proposals because they are not considered votes cast. We believe that the proposal for the ratification of our independent registered public accounting firm is considered to be a “routine” matter, and hence we do not expect that there will be a significant number of broker non-votes on such proposal.

The accompanying proxy card provides space for you to vote in favor of, against or to withhold voting for: (i) the nominees for the Board of Directors identified herein; and (ii) the ratification of the appointment of Whitley Penn as independent registered public accountants of DGSE for the fiscal year ending December 31, 2015. Our Board of Directors urges you to complete, sign, date and return the proxy card in the accompanying envelope, which is postage prepaid for mailing in the United States.

When a signed proxy card is returned with choices specified with respect to voting matters, the proxies designated on the proxy card will vote the shares in accordance with the stockholder’s instructions. We have designated Nabil Lopez and Jessica Moore as proxies for the stockholders. If you desire to name another person as your proxy, you may do so by crossing out the names of the designated proxies and inserting the name of the other person to act as your proxy. In that case, it will be necessary for you to sign the proxy card and deliver it to the person named as your proxy and for the named proxy to be present and vote at the annual meeting. Proxy cards so marked should not be mailed to us.

If you sign your proxy card and return it to us and you have made no specifications with respect to voting matters, your shares will be voted FOR: (i) the election of the nominees for director identified herein; and (ii) the ratification of the appointment of Whitley Penn as our independent registered public accountants for the fiscal year ending December 31, 2015.

You have the unconditional right to revoke your proxy at any time prior to the voting of the proxy by taking any act inconsistent with the proxy. Acts inconsistent with the proxy include notifying our Secretary in writing of your revocation, executing a subsequent proxy, or personally appearing at the annual meeting and casting a contrary vote. However, no revocation shall be effective unless at or prior to the annual meeting we have received notice of such revocation.

At least ten (10) days before the annual meeting, we will make a complete list of the stockholders entitled to vote at the annual meeting open to the examination of any stockholder for any purpose germane to the meeting. The list will be open for inspection during ordinary business hours at our executive offices located at 15850 Dallas Parkway, Suite 140, Dallas, Texas 75248, and will also be made available to stockholders present at the meeting.

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PROPOSAL I: ELECTION OF DIRECTORS

Five directors are proposed to be elected at the annual meeting. If elected, each director will hold office until the next annual meeting of stockholders or until his successor is elected and qualified. The election of directors will be decided by a plurality vote.

The five nominees for election as directors to serve until the next annual meeting of stockholders and until their successors have been duly elected and qualified are C. Brett Burford, James D. Clem, Dennis A. McGill, David S. Rector and Bruce A. Quinnell. All five nominees are members of our current Board of Directors, and have served since the 2014 annual meeting of stockholders. All nominees have consented to serve if elected and we have no reason to believe that any of the nominees named will be unable to serve. If any nominee becomes unable to serve: (i) the shares represented by the designated proxies will be voted for the election of a substitute as our Board of Directors may recommend; (ii) our Board of Directors may reduce the number of directors to eliminate the vacancy; or, (iii) our Board of Directors may fill the vacancy at a later date after selecting an appropriate nominee.

The Compliance, Governance and Nominating Committee of the Board nominated the individuals named below for election to our Board of Directors, and information regarding the background and qualifications of each of the nominees is set forth below. See “Security Ownership of Certain Beneficial Owners and Management” for additional information about the nominees, including their ownership of securities issued by DGSE.

Name	Age	Director Since	Position
James D. Clem	39	2011	Chairman of the Board, and Chief Executive Officer

C. Brett Burford	48	2014	Director, Chief Financial Officer, and Secretary

David S. Rector (1)	68	2007	Director and Chairman of the Compensation Committee

Dennis A. McGill (1)	66	2014	Director and Chairman of the Audit Committee

Bruce A. Quinnell (1)	66	2014	Lead Independent Director and Chairman of the Compliance, Governance and Nominating Committee

(1) Member of the Audit Committee, Compensation Committee, and Compliance, Governance and Nominating Committee

The following paragraphs summarize each nominee’s principal occupation, business affiliations and other information.

James D. Clem has served as director of DGSE Companies, Inc. since December 2011. Mr. Clem has served as a Chief Executive Officer and Chairman of the Board since April 17, 2014. Prior to that he served as Chief Operating Officer of DGSE Companies, Inc. since December 2011. Mr. Clem was elected to the Board because of his extensive jewelry and precious metal industry experience and other related experience. Prior to his current position, Mr. Clem had served as our Vice President of Sales and Marketing since 2008. Prior to 2008, Mr. Clem was with the Heritage Organization, LLC, an estate planning firm, for seven years as Vice President of Sales and Marketing and then Chief Operating Officer. Mr. Clem holds a B.B.A. in business from the University of Texas at Arlington.

C. Brett Burford has served as a director of DGSE Companies, Inc. since April 17, 2014. Mr. Burford has served as our Chief Financial Officer, Principal Financial Officer and Chief Accounting Officer since August 31, 2012. The Board chose Mr. Burford for these positions because of Mr. Burford’s extensive experience in finance, strategic planning, regulatory compliance and corporate governance. From 2008 to 2011, Mr. Burford served as Chief Financial Officer of Craftmade International, Inc., a publicly-traded producer of ceiling fans and home décor items, where Mr. Burford helped lead negotiations of the sale of Craftmade to a strategic buyer in late 2011. Prior to that, Mr. Burford worked at Cadbury Schweppes Americas Beverages, the U.S. soft-drink division of London-based Cadbury Schweppes, PLC, which is now separately-traded on the NYSE as Dr Pepper Snapple Group. Mr. Burford served in a variety of positions at Dr Pepper Snapple Group from 1997 to 2008, including as Vice President, Finance, and as Vice President, Strategic Planning. Mr. Burford holds a B.S. in Finance from Oklahoma State University, a Masters of Business Administration from the University of Texas at Dallas, and a Masters of Liberal Arts from Southern Methodist University.

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David S. Rector has served as a director since 2007 and was elected as Chairman of our Compensation Committee in 2012. He also serves on the board of directors of Sevion Therapeutics, Inc, Orbital Tracking Corp. and Fuse Science, Inc. Mr. Rector has previously served on the boards of California Gold Corp., Standard Drilling, Inc., Valor Gold Corp., and Pershing Gold Corp. (formerly Sagebrush Gold, Ltd.), and previously served as a director of Superior Galleries, Inc. from May 2003 until May 2007. Since 1985, he has served as a principal of David Stephen Group, which provides enterprise consulting services to emerging and developing companies in a variety of industries. In January 2015, Mr. Rector was appointed Interim Chief Executive Officer of Sevion Therapeutics, Inc. Previously Mr. Rector served as president, chief executive officer and chief operating officer of Nanoscience Technologies, Inc., a development stage company engaged in the development and commercialization of DNA nanotechnology. Mr. Rector holds a B.S. in business and finance from Murray State University. Mr. Rector was elected to the Board because of his extensive experience in the precious metals industry and his experience in other related enterprises.

Dennis A. McGill has served as a director, and Chairman of our Audit Committee, since 2014. Mr. McGill has served as Chief Financial Officer over the past 35 years in various industries including seventeen years in retail companies. Mr. McGill served as Executive Vice President and Chief Financial Officer of Blockbuster Entertainment, Dallas, Texas from 2010 to 2013, where he helped lead the company through a bankruptcy reorganization, and a change of ownership. Prior to that he served as Executive Vice President and Chief Financial Officer of Safety-Kleen Systems, Inc., Plano, Texas from 2005 to 2010. Mr. McGill holds a B.S. in Business Administration, and a Masters of Business Administration from the University of California, Berkeley, and is a Certified Public Accountant in the state of California. Mr. McGill was elected to the Board based on his extensive business and financial management experience, including the numerous senior management and Chief Financial Officer roles he has held.

Bruce A. Quinnell has served as a director, and Chairman of our Compliance, Governance and Nominating Committee, since 2014. Mr. Quinnell served as Chairman of the Board and Chairman of the Audit Committee for Tuesday Morning Corporation, Dallas, Texas from 2006 to 2012, and served as Chairman of the Board and Chairman of the Audit Committee for Hot Topic, Inc., Los Angeles, California from 2002 to 2012. Mr. Quinnell served as Vice Chairman of Borders Group, Inc., Ann Arbor, Michigan from 1999 to 2002, where he also held the role of President and Chief Operating Officer from 1997 to 1999. Prior to that he held the role of President and Chief Operating Officer of Walden Book Company, which was a subsidiary of Borders Group, from 1994 to 1997. Mr. Quinnell was elected to the Board based on his extensive business and financial management experience, including the numerous board, senior management and Chief Financial Officer roles he has held.

Family Relationships

There are no family relationships among our nominees for director, our officers or our key employees.

Vote Required

Directors will be elected by a plurality of the votes cast by the holders of DGSE Common Stock voting in person or by proxy at the annual meeting. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum, but will have no effect on the vote for election of directors.

THE BOARD OF DIRECTORS URGES YOU TO VOTE “FOR”

EACH OF THE NOMINEES FOR DIRECTOR SET FORTH ABOVE.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

The following table sets forth, as of the Record Date, April 29, 2015, the beneficial ownership each stockholder known by us to own beneficially more than 5 percent of our outstanding shares of Common Stock. Common Stock beneficially owned and percentage ownership as of April 29, 2015 was based on 12,253,846 shares outstanding.

(1) Title of class	(2) Name and address of beneficial owner	(3) Amount and nature of beneficial ownership	(4) Percent of class	(5) Sole Voting Power	(6) Shared Voting Power	(7) Sole Investment Power	(8) Shared Investment Power

Common Stock	Elemetal, LLC (1) 15850 Dallas Parkway Dallas, TX 75248	9,695,042	56.2%	9,695,042	-	9,695,042	-
Common Stock	Dr. L. S. Smith (2) 519 I-30, Suite 243 Rockwall, TX 75087	1,211,797	9.9%	1,211,797	-	1,211,797	-

(1)	Elemetal, LLC (“Elemetal”) and its affiliates NTR Metals, LLC (“NTR”) and Landmark Metals, LLC hold 4,695,042 shares of our Common Stock. Elemetal also holds an option to purchase up to 5,000,000 shares of our Common Stock at an exercise price of $15 per share. The option is vested and exercisable.
(2)	This information was disclosed in the Schedule 13D/A, filed with the SEC on November 21, 2014.

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The following table sets forth information with respect to beneficial ownership of our Common Stock at the Record Date, April 29, 2015, by our principal executive officers, by each of our directors, and by all executive officers and directors as a group. Except as otherwise noted, the address of each of the following beneficial owners is c/o DGSE Companies, Inc., 15850 Dallas Parkway, Suite 140, Dallas, TX 75248.

(1) Title of class	(2) Name and address of beneficial owner	(3) Amount and nature of beneficial ownership	(4) Percent of class	(5) Sole Voting Power	(6) Shared Voting Power	(7) Sole Investment Power	(8) Shared Investment Power

Common Stock	C. Brett Burford (1)	20,500	0.17%	20,500	-	20,500	-

Common Stock	James D. Clem (2)	135,425	1.11%	135,425	-	135,425	-

Common Stock	Dennis A. McGill (3)	14,200	0.12%	14,200	-	14,200	-

Common Stock	Bruce A. Quinnell (4)	14,200	0.12%	14,200	-	14,200	-

Common Stock	David S. Rector (5)	38,350	0.31%	38,350	-	38,350	-

Common Stock	All Directors and Executive Officers	222,675	1.82%	222,675	-	222,675	-

(1)	C. Brett Burford was named as CFO on August 31, 2012 and elected as a director on April 17, 2014. Mr. Burford has 20,500 shares, 12,500 unvested Restricted Stock Units, and no options.
(2)	James D. Clem was elected as a director and COO on December 20, 2011 and was subsequently named CEO and elected as Chairman of the Board on April 17, 2014. Mr. Clem owns 135,425 shares, 12,500 unvested Restricted Stock Units, and no options.
(3)	Dennis A. McGill is an outside director, owns no shares and has 14,200 unvested Restricted Stock Units, and no options.
(4)	Bruce A. Quinnell is an outside director, owns no shares and has 14,200 unvested Restricted Stock Units, and no options.
(5)	David S. Rector is an outside director and owns 14,150 shares, has 10,000 options, and 14,200 unvested Restricted Stock Units.

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BOARD OF DIRECTORS AND COMMITTEES

Board Composition

Our Board is currently composed of five directors. Our Board has determined that current board members David S. Rector, Dennis A. McGill and Bruce A. Quinnell are “independent” under the standards of the SEC and the Exchange. Under applicable SEC and Exchange rules, the existence of certain “related person” transactions above certain thresholds between a director and us are required to be disclosed and preclude a finding by our Board that the director is independent. In addition to transactions required to be disclosed under SEC rules, our Board considered certain other relationships in making its independence determinations, and determined in each case that such other relationships did not impair the director’s ability to exercise independent judgment on our behalf.

Our directors are elected at an annual meeting of our shareholders by the holders of shares entitled to vote in the election of directors, except in the case of vacancy, which can be filled by an affirmative vote of a majority of the remaining directors. Each director is elected to serve until the annual meeting of shareholders following his election or until he chooses to resign from his position.

Board Meetings

Our Board meets as often as necessary to perform its duties and responsibilities. During the fiscal year ended December 31, 2014 (“Fiscal 2014”), the Board met seven times in person or telephonically. All members of our Board were present at and participated in all meetings and all members attended the 2014 annual meeting. In addition, our Board acted by written consent four times. Management also regularly conferred with directors between meetings regarding our affairs.

Audit Committee

The Audit Committee, established in accordance with Section 3(a)(58)(A) of the Exchange Act, consisting of all three independent directors of our Board, is chaired by Dennis A. McGill, who is also an “audit committee financial expert,” as that term is defined in Item 407(d)(5)(ii) of Regulation S-K, promulgated under the Securities Act. Mr. McGill is “independent,” as defined by the listing standards of the Exchange. The other members of the Audit Committee are David S. Rector and Bruce A. Quinnell. Mr. Quinnell also qualifies as an “audit committee financial expert.” The Audit Committee is primarily tasked with overseeing our financial reporting process, evaluation of independent auditors and, where appropriate, exercising its duty to replace our independent auditors. Management is responsible for preparing our financial statements, and the independent auditors are responsible for auditing those financial statements. During Fiscal 2014, the Audit Committee met six times in person or telephonically.

In addition to their regular activities, the Audit Committee is available to meet with the independent auditors, the Chief Executive Officer or the Chief Financial Officer whenever a special situation arises and meets as often as necessary to perform its duties and responsibilities. The charter for the Audit Committee is available under the “Investors” menu of our corporate website at www.DGSECompanies.com. We certify that we have adopted a formal written audit committee charter and that the Audit Committee reviews and reassesses the adequacy of the charter annually.

Audit Committee Report

The Audit Committee has reviewed and discussed the audited financial statements with management and Whitley Penn, our independent registered accounting firm, and all matters required to be discussed by the American Institute of Certified Public Accountants, Professional Standards, Vol. 1, AU Section 380, as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T.

The Audit Committee has received written disclosures and the letter from Whitley Penn required by applicable rules of the PCAOB regarding Whitley Penn’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with Whitley Penn its independence.

Based on the review and discussions noted in the preceding two paragraphs, the Audit Committee recommended to the Board that the audited financial statements be included in our annual report on Form 10-K for the fiscal year ended December 31, 2014.

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The Audit Committee acts pursuant to our Audit Committee Charter. Each of the members of the Audit Committee qualifies as an independent director under the current listing standards of the Exchange.

Compensation Committee

On August 31, 2012, the Board approved the creation of a Compensation Committee comprised of our independent directors. The Compensation Committee is chaired by David S. Rector and is primarily concerned with reviewing, approving and determining the compensation of our executive officers to ensure that we employ ethical compensation standards and that our executive officers are fairly compensated based upon their performance and contribution to us. The Compensation Committee meets as often as necessary to perform its duties and responsibilities. During Fiscal 2014, the Compensation Committee met three times in person or telephonically. We have adopted a formal written Compensation Committee Charter, and the Audit Committee reviews and reassesses the adequacy of the charter annually. The charter for the Compensation Committee is available under the “Investors” menu of our corporate website at www.DGSECompanies.com.

Compliance, Governance, and Nominating Committee

On January 17, 2013, the Board approved the creation of a Nominating and Corporate Governance Committee comprised of our independent directors, and on February 20, 2015 the Board approved a resolution which changed the name of this committee to the Compliance, Governance, and Nominating Committee, and also delegated certain additional responsibilities to the committee. The Compliance, Governance, and Nominating Committee is chaired by Bruce A. Quinnell and is primarily concerned with matters relating to the Company’s director nominations process and procedures, developing and maintaining the Company’s corporate governance policies, monitoring the Company’s compliance with its code of conduct and ethics, and any related matters required by the federal securities laws. The Compliance, Governance, and Nominating Committee meets as often as necessary to perform its duties and responsibilities. During Fiscal 2014, the Compliance, Governance, and Nominating Committee met three times in person or telephonically.We have adopted a formal written Compliance, Governance, and Nominating Committee Charter, and the Compliance, Governance, and Nominating Committee reviews and reassesses the adequacy of the charter annually. The charter for the Compliance, Governance and Nominating Committee is available under the “Investors” menu on our corporate website at www.DGSECompanies.com.

All nominees standing for election as a member of our Board were selected by the Compliance, Governance, and Nominating Committee, based on a review of each individual’s background, credentials and business experience.

The Compliance, Governance and Nominating Committee will consider any nominations for director candidates validly made by stockholders in accordance with applicable laws, rules and regulations and the provisions of the Company’s charter documents.

Leadership

Pursuant to our bylaws, the Chairman of our Board shall be and is our Chief Executive Officer. On June 11, 2014, the Board passed a resolution to create the role of Lead Independent Director, and at that same meeting elected Bruce A. Quinnell to fill that role. The Lead Independent Director consults with the Chairman in setting the schedule and agenda for Board meetings, coordinates and moderates executive sessions of the independent directors, acts as a liaison between the independent directors and the Chairman, and assists the Board and officers in providing oversight for the Company’s governance guidelines and policies. As noted above, Mr. Quinnell also serves as chairman of the Compliance, Governance, and Nominating Committee.

Pursuant to our bylaws, the Chairman of our Board and Chief Executive Officer presides, when present, at all meetings of the shareholders and at all meetings of our Board. The Chairman of our Board and Chief Executive Officer generally supervises over our affairs, shall have general and active control of all of our business and shall see that all orders and resolutions of our Board and our shareholders are carried into effect. We have determined this leadership structure appropriate given the need for a centralized model of oversight.

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Risk Oversight

Like other companies, we face a variety of risks, including investment risk, liquidity risk, and operational risk. Our Board believes an effective risk management system should: (i) timely identify the material risks that we face; (ii) communicate necessary information with respect to material risks to senior executives and, as appropriate, to the Board or the relevant committee of our Board of Directors; (iii) implement appropriate and responsive risk management strategies consistent with our risk profile; and, (iv) integrate risk management into decision-making. Our Board is tasked with overseeing risk oversight, and periodically meets with management and advisors regarding the adequacy and effectiveness of our risk management processes and to analyze the most likely areas of future risk for us. In addition to the formal compliance program, our Board encourages management to promote a corporate culture that incorporates risk management into our corporate strategy and day-to-day business operations.

Code of Business Conduct & Ethics and Related Party Transaction Policy

We have adopted a Code of Business Conduct and Ethics that applies to our directors, officers and employees, as well as a Related Person Transaction Policy, that applies to our directors (and director nominees), executive officers (or persons performing similar functions), and certain of our family members, affiliates, associates and/or related persons, as well as stockholders owning at least 5% of our Common Stock. The latest copies of our Code of Business Conduct and Ethics, and Related Person Transaction Policy are available under the “Investors” menu on our corporate website at www.DGSECompanies.com. Any transactions between us and our officers, directors, principal shareholders, or other affiliates have been on terms no less favorable to us than the Board believes could be obtained from unaffiliated third parties on an arms-length basis. We intend to disclose future amendments to these policies, or waivers of such provisions, at the same location on our website and also in public filings.

Shareholder Communication

Shareholders may send communications to our Board, individual directors or officers through our Investor Relations Department, Attn: Mr. C. Brett Burford, Chief Financial Officer and Secretary, c/o DGSE Companies, Inc., 15850 Dallas Parkway, Suite 140, Dallas, TX 75248, by phone at 972-587-4021, or via email at investorrelations@dgse.com. Mr. Burford will forward all shareholder communications that, in his judgment, are appropriate for consideration by members of our Board. Comments or questions regarding our accounting, internal controls or auditing matters will be referred to members of the Audit Committee. Comments or questions regarding the nomination of directors and other corporate governance matters will be referred to our Compliance, Governance, and Nominating Committee.

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EXECUTIVE OFFICERS

The following table sets forth certain information regarding the current executive officers of DGSE:

Name	Age	Employee or Director Since	Position
James D. Clem	39	2008	Chairman of the Board and Chief Executive Officer of DGSE Companies, Inc.

C. Brett Burford	48	2012	Chief Financial Officer and Secretary of DGSE Companies, Inc.

James D. Clem has served as a Chief Executive Officer and Chairman of the Board since April 17, 2014. Prior to that he served as director and Chief Operating Officer of DGSE Companies, Inc. since December 2012. Mr. Clem was elected to the Board because of his extensive jewelry and precious metal industry experience and other related experience. Mr. Clem began his career at DGSE as our Vice President of Sales and Marketing in 2008.  Prior to 2008, Mr. Clem was with the Heritage Organization, LLC, an estate planning firm, for seven years as Vice President of Sales and Marketing and then Chief Operating Officer. Mr. Clem holds a B.B.A. in business from the University of Texas at Arlington.

C. Brett Burford was appointed as our Chief Financial Officer, Principal Financial Officer and Chief Accounting Officer on August 31, 2012. The Board chose Mr. Burford for these positions because of Mr. Burford’s many years of experience in finance, strategic planning, regulatory compliance and corporate governance. From 2008 to 2011, Mr. Burford served as Chief Financial Officer of Craftmade International, Inc., a publicly-traded producer of home décor items, where Mr. Burford helped lead negotiations of the sale of Craftmade to a strategic buyer in late 2011. Prior to that, Mr. Burford worked at Cadbury Schweppes Americas Beverages, the U.S. soft-drink division of London-based Cadbury Schweppes, PLC, which is now separately-traded on the NYSE as Dr Pepper Snapple Group. Mr. Burford served in a variety of positions at Dr. Pepper Snapple Group from 1997 to 2008, including as Vice President, Finance, and as Vice President, Strategic Planning. Mr. Burford received a B.S. in Finance from Oklahoma State University in 1989, a Masters of Business Administration from the University of Texas at Dallas in 1996 and a Masters of Liberal Arts from Southern Methodist University in 2004.

EXECUTIVE COMPENSATION

Our Board is responsible for establishing and administering our executive compensation and employee benefit programs in the context of our overall goals and objectives. This Board duty has been delegated to the Compensation Committee of our Board of Directors (the “Compensation Committee”) in accordance with the Compensation Committee's Charter. The Compensation Committee reviews the executive compensation program at least annually and approves appropriate modifications to executive officer compensation, including specific amounts and types of compensation. The Compensation Committee is responsible for establishing the compensation of the CEO and executive officers. The Compensation Committee establishes the annual compensation of the non-employee directors and oversees our equity compensation plans, including the administration of our stock-based compensation plans.

The objectives of our compensation program are to: (i) provide a competitive, comprehensive compensation package to attract, retain and motivate highly talented personnel at all levels of our organization; and, (ii) provide incentives and rewards for implementing and accomplishing our short-term and long-term strategic and operational goals and objectives. Therefore, we strive to structure compensation packages that are competitive within the industry, while maintaining and promoting our interests, as well as the interests of our shareholders.

We believe that specific levels of executive compensation should reflect the responsibilities of each position within our company, the relative value of the position and the competition for quality, key personnel in our industry. Our executive compensation program includes three primary components:

•	Base salary. Base salary is the guaranteed element of an executive’s annual cash compensation. The level of base salary reflects the Compensation Committee’s assessment of the employee’s long-term performance, his or her skill set and the market value of that skill set.

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•	Annual cash bonus opportunities. Performance-based incentive cash bonuses are intended to reward executives for achieving specific financial and operational goals both at a corporate and an individual level.

•	Long-term incentive awards. Long-term incentives are provided through grants of stock options and restricted stock units intended to encourage our executives to take steps that they believe are necessary to ensure our long-term success, and to align their interests with our other shareholders.

Advice of Compensation Consultant

In 2012, prior to the formation of our Compensation Committee, our Board, performing the function of a compensation committee, retained an independent compensation consultant, Paradox Compensation Advisors (“Paradox”), to analyze our executive compensation program as compared to our peers. Paradox also advised the Compensation Committee regarding appropriate elements of a competitive executive compensation structure, including fixed and at-risk elements, short-term and long-term incentives, and cash and equity components. Paradox reported the results of its analysis of our total executive compensation packages for positions held by members of our executive leadership team, as well as specific components of those packages, as compared to executives holding similar positions at similarly-sized companies and/or labor market peers in related industries.

In February 2015, as part of a set of corporate governance reforms that the Board implemented, the Compensation Committee recommended and the Board approved an Executive Compensation Policy. As part of this policy the Compensation Committee is required to retain an independent compensation consultant at least once every three years to review the Company’s compensation philosophy and plan to ensure that the criteria, factors, and policies and procedures for determining compensation comport with current best practices. Such consultant shall make recommendations to the Compensation Committee and/or the entire Board regarding any appropriate actions to better align executive and director compensation with shareholder interests and long-term value creation. Accordingly, the Compensation Committee has again engaged Paradox, and expects Paradox to complete its review during the second quarter of Fiscal 2015.

Components of 2014 Executive Officer Compensation

Due to the significant changes in our executive leadership in recent years, both current named executives received revised compensation agreements during the years ended December 31, 2012 and 2013. The Compensation Committee’s decisions regarding executive compensation reflected its continued desire to bring our executive compensation program in line with our compensation objectives stated above.

Our executive compensation program is comprised of both fixed and variable elements, with both cash and equity components, including a base salary and annual cash incentives and bonus opportunities. Currently only Mr. Burford has a cash bonus specifically designated as part of his compensation agreement, although Mr. Clem is able to receive a cash bonus at the discretion of the Compensation Committee. Both Mr. Clem’s and Mr. Burford’s contracts contemplate an equity bonus as part of their compensation plan, but neither are prescriptive as to the level or type of equity compensation.

Based on the Paradox survey, in 2013 the Compensation Committee approved a long-term equity-based compensation plan for officers and key employees, whereby 125,000 Restricted Stock Units (“RSUs”) were approved for granting to eligible recipients. These RSUs were actually granted in early 2014, and are discussed further in the Outstanding Equity Awards section below. Additionally, in December 2014 the Compensation Committee approved an additional grant of 75,000 RSUs to Mr. Clem, the Company’s Chief Executive, which vested immediately and resulted in the issuance of 75,000 shares of Common Stock to Mr. Clem at that time.

Summary Compensation Table

The following tables and discussion sets forth the compensation paid or accrued to our Chief Executive Officer (or person acting in a similar capacity), and our two most highly compensated executive officers other than our Chief Executive Officer, for all services rendered to us by these individuals in all capacities for Fiscal 2014 and the year ended December 31, 2013 (“Fiscal 2013”).

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Name and Principal Position	Fiscal Year	Salary($)	Bonus($)	Stock Awards	Total Compensation

James D. Clem	2013	325,000	-	-	325,000
CEO; COO (1)	2014	325,000	-	99,688	424,688

C. Brett Burford	2013	244,615	-	-	244,615
CFO (2)	2014	300,000	37,500	13,438	350,938

James J. Vierling	2013	535,000	-	-	535,000
CEO & President (3)	2014	185,192	-	21,500	206,692

(1)	James D. Clem was elected by the Board to the role of Chairman of the Board and CEO upon the resignation of James J. Vierling on April 17, 2014. Prior to this election, Mr. Clem served as the Company's COO.
(2)	C. Brett Burford was named as CFO on August 31, 2012.
(3)	James J. Vierling was elected as the Company's Chairman of the Board, CEO and President on October 25, 2012. Mr. Vierling resigned from these roles on April 17, 2014.

Employment Agreements

C. Brett Burford. On October 29, 2013, the Board of Directors approved that certain Employment Agreement, dated October 29, 2013, to be effective September 1, 2013, by and between the Company and Mr. Burford, the Company’s Chief Financial Officer. Pursuant to the Employment Agreement and effective September 1, 2013, Mr. Burford’s annual salary will be at least $300,000 for an initial term of three years. Under the Employment Agreement, Mr. Burford will also be eligible once per year for a bonus payment equal to 25 percent of his then existing salary. Such bonus payments are contingent upon the achievement of performance goals mutually agreed upon by Mr. Burford and the Chief Executive Officer of the Company.

James D. Clem. On January 1, 2012, the Board of Directors approved that certain Employment Agreement, by and between Mr. Clem and DGSE, as amended, in which we have agreed to pay Mr. Clem an annual salary of $325,000. Under the terms of Mr. Clem’s Employment Agreement, as amended, Mr. Clem is not entitled to any mandatory bonus. Mr. Clem is eligible to receive an annual performance bonus at the discretion of our Board of Directors.

Outstanding Equity Awards at Fiscal Year End

In January of 2014 the Compensation Committee granted 112,000 RSUs to the Company’s officers and certain key employees. Each RSU is convertible into one share of Common Stock, par value $0.01, of the Company without additional payment pursuant to the terms of the Restricted Stock Unit Award Agreement, dated January 23, 2014, between the Issuer and each recipient (the "RSU Award Agreement"). One-fourth (or 28,000) of the RSUs vested and were exercisable as of the date of the grant, and an additional one-fourth of the RSUs (calculated using the total number of RSUs at the time of grant) vest and will be exercisable on each subsequent anniversary of the date of grant until 100 percent of the RSUs have vested, subject to the each recipients continued status as an employee on each such date and other terms and conditions of set forth in the RSU Award Agreement. Upon termination of service of the recipient to the Company, other than by reason of death or disability, any RSUs that have not vested will be forfeited and the award of such units shall terminate.

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The following table sets forth information concerning outstanding RSUs that have not vested for each named executive officer as of the end of Fiscal 2014:

Name and Principal Position	Number of Securities Underlying Unvested RSUs (#)	RSU Exercise Price ($)		RSU Vesting Date

James D. Clem	18,750		(1)		(2)
CEO, Chairman of the Board

C. Brett Burford	18,750		(1)		(2)
CFO

(1)	All stock issued pursuant to RSUs will be granted at no cost to the recipient. The Company will recognize stock compensation expense based on the market price of the stock on the date that it issues, pursuant to the RSUs.
(2)	RSUs granted to management in January 2014 vested 25% at that time, and continue to vest 25% each year on the anniversary of issuance, until fully vested. Accordingly, subsequent to December 31, 2014, in January 2015, an additional 25% of these management RSUs vested and the underlying shares were issued, leaving Mr. Clem and Mr. Burford each with 12,500 unvested shares as of the record date. All unvested RSUs will be forfeited should the recipient leave the employment of the Company.

Compensation of Directors

On August 15, 2014 the Compensation Committee recommended that independent directors be paid cash compensation of $20,000 per year, to be paid in $5,000 quarterly increments due on the day of each quarterly board meeting. In addition, the Compensation Committee recommended that independent directors be paid $20,000 per annum in equity awards in the form of RSUs to be issued on the date annually of the Annual Meeting for the approaching fiscal year. On a one-time, initial basis, the Compensation Committee recommended that the 2014 equity award should be issued as soon as practicable, and on the date of the Annual Meeting, per the guideline, thereafter. These RSUs should vest 100% at the earlier of 12 months, or the day prior to the next shareholder meeting. The full Board subsequently approved these recommendations. As a result, on September 24, 2014, the Board awarded the three independent directors a total of 42,600 RSUs as compensation for their Board service. 100% of these RSUs will vest as of the earlier of the one year anniversary of their award, or on the day prior to DGSE’s 2015 Annual Meeting of Stockholders.

Our directors do not receive meeting fees for Board or committee meeting attendance. In addition to the quarterly payments, we reimburse our directors for their reasonable expenses incurred while attending meetings of our Board and its Committees or conducting other company business. We do not provide any health insurance, retirement or other benefit programs to our independent directors.

Our employee directors receive no separate compensation for their services as directors.

The following table sets forth the total compensation paid to our directors for their service on our Board and committees of the Board during Fiscal 2014.

Name	Director Fees Paid in Cash ($)	Stock Awards (1)	All Other Compensation	Total ($)
Craig Alan-Lee (2)	18,071	-	-	18,071
C. Brett Burford (3)	-	-	-	-
James D. Clem (3)	-	-	-	-
William P. Cordeiro (4)	19,462	-	-	19,462
Dennis A. McGill (5)	10,000	-	-	10,000
Bruce A. Quinnell (5)	10,000	-	-	10,000
David Rector	23,000	-	-	23,000
James J. Vierling (6)	-	-	-	-

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(1)	Mr. Rector, Mr. McGill, and Mr. Quinnell each received a grant of 14,200 RSUs on September 24, 2014. These RSUs will vest 100% on the earlier of the one year anniversary of their issuance, or on the day prior to the Company's next annual meeting of shareholders. These RSUs have no value until vesting, but the value of the underlying shares as of the date of issuance was $1.41 per share, or $19,880 for each grant of 14,200 shares.
(2)	Craig Alan-Lee was an independent director for all of 2013, and served as a director in 2014 prior to the 2014 Annual Meeting of Shareholders. Mr. Alan-Lee did not stand for re-election in 2014, and therefore served only until the date of the shareholder meeting, June 11, 2014.
(3)	In addition to their executive management roles, Mr. Clem and Mr. Burford also serve as inside directors for DGSE. Mr. Clem and Mr. Burford do not receive any compensation for their roles as inside directors.
(4)	William P. Cordeiro was an independent director for all of 2013, and served as a director in 2014 prior to the 2014 Annual Meeting of Shareholders. Mr. Cordeiro did not stand for re-election in 2014, and therefore served only until the date of the shareholder meeting, June 11, 2014.
(5)	Dennis A. McGill and Bruce A. Quinnell were elected as independent directors on June 11, 2014.
(6)	James J. Vierling served as CEO, director and Chairman of the Board until April 17, 2014. Mr. Vierling did not receive any compensation for his roles as director and Chairman of the Board.

Equity Compensation Plan Information

On June 21, 2004, our shareholders approved the adoption of the 2004 Stock Option Plan (the “2004 Plan”) which reserved 1,700,000 shares of our Common Stock for issuance upon exercise of options to purchase our Common Stock.  We granted options to purchase an aggregate of 1,459,634 shares of our Common Stock under the 2004 Plan to certain of our officers, directors, key employees and certain other individuals who provided us with goods and services.  Each option vested on either January 1, 2004 or immediately upon issuance thereafter. The exercise price of each option issued pursuant to the 2004 Plan is equal to the market value of our Common Stock on the date of grant, as determined by the closing bid price for our Common Stock on the Exchange on the date of grant or, if no trading occurred on the date of grant, on the last day prior to the date of grant on which our securities were listed and traded on the Exchange. Of the options issued under the 2004 Plan, as of December 31, 2014, 845,634 have been exercised, 594,000 have expired, and 20,000 remain outstanding.  We have determined to not make any further issuances pursuant to the 2004 Plan.

On June 27, 2006, our shareholders approved the adoption of the 2006 Equity Incentive Plan (the “2006 Plan”), which reserved 750,000 shares for issuance upon exercise of options to purchase our Common Stock or other stock awards. We subsequently granted options to purchase 150,000 shares of our Common Stock pursuant to the 2006 Plan, of which 100,000 have been exercised, 40,000 have expired, and 10,000 remain outstanding.

In January 2014 we granted 112,000 RSUs to management and key employees, subject to the 2006 Plan. Under the terms of the RSU Award Agreements from January 2014, 25% of these RSUs vested immediately, with the remaining 75% to vest ratably over the next three years, pending the each recipient’s continued employment by DGSE. On September 24, 2014, the Board awarded the three independent directors a total of 42,600 RSUs as compensation for their Board service. 100% of these RSUs will vest as of the earlier of the one year anniversary of their award, or on the day prior to DGSE’s 2015 Annual Meeting of Stockholders. On December 10, 2014, the Board awarded DGSE’s Chief Executive Officer, James D. Clem, 75,000 RSUs as part of his compensation package. 100% of these RSUs vested immediately, and pursuant to this vesting, 75,000 shares of DGSE Common Stock were issued to Mr. Clem on December 18, 2014.

As a result of these grants, as of December 31, 2014, there were 449,400 shares available for future grants under the 2006 Plan.

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The following table summarizes options to purchase shares of Common Stock, and RSUs, outstanding as of December 31, 2014:

Plan Category	Column (a): Number of securities to be issued upon exercise of options		Column (b): Weighted average exercise price of outstanding options		Column (c): Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	117,600	(1)	3.46	(2)	449,400
Equity compensation plans not approved by security holders	None		-		None
	117,600		3.46		449,400

(1)	Includes 87,600 RSUs that were not vested as of December 31, 2014.
(2)	Weighted average exercise price does not include 87,600 RSUs issued to employees, management and directors of DGSE as incentive compensation for their continued services. Pursuant to the terms of individual Restricted Stock Unit Award Agreements, such RSUs will vest over time, contingent upon the continued service to DGSE by the recipient. Each vested RSU may be converted into one share of Common Stock, par value $0.01, of DGSE without additional consideration (other than such conversion and reduction in the number of RSUs held).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

From time to time, we engage in business transactions with our controlling shareholder, NTR and other related parties. Set forth below in the section entitled “Related Party Transactions” is a summary of such transactions.

Relationship with Elemetal, LLC.

Elemetal is a global precious metals conglomerate based in Dallas, Texas. Its principal holdings include OPM Metals, an Ohio-based large scale precious metal refiner (“OPM”), NTR Metals, a Texas-based retail refiner of precious metals (“NTR”), Elemetal Capital, a leading trader in the precious metals industry, Provident Metals, an online retailer of bullion and precious metal products, and Echo Environmental, a Texas-based firm focusing on electronic waste recycling and precious metal recovery.

Through a series of transactions beginning in 2010, NTR became the largest shareholder of our Common Stock. In April 2012 NTR announced its merger with OPM, the largest American-owned refiner of “good delivery” gold and silver. The combined company was originally called Global Metals Holdings, and has since been rechristened Elemetal. In January 2013 NTR announced it would contribute 4,393,142 of its shares of our Common Stock to Elemetal, in exchange for ownership units in Elemetal. NTR also agreed to contribute its option to buy 5,000,000 additional shares of DGSE.

In addition to being our largest shareholder, Elemetal is our primary supplier for bullion products and is our primary refiner of recyclable precious metal. These and other transactions with Elemetal are more fully described below in Related Party Transactions.

Related Party Transactions

DGSE has a corporate policy governing the identification, review, consideration and approval or ratification of transactions with related persons, as that term is defined in the Instructions to Item 404(a) of Regulation S-K, promulgated under the Securities Act (“Related Party”). Under this policy, all Related Party transactions are identified and approved prior to consummation of the transaction to ensure they are consistent with DGSE’s best interests and the best interests of its stockholders. Among other factors, DGSE’s Board considers the size and duration of the transaction, the nature and interest of the of the Related Party in the transaction, whether the transaction may involve a conflict of interest and if the transaction is on terms that are at least as favorable to DGSE as would be available in a comparable transaction with an unaffiliated third party. DGSE’s Board reviews all Related Party transactions at least annually to determine if it is in DGSE’s best interests and the best interests of DGSE’s stockholders to continue, modify, or terminate any of the Related Party transactions. DGSE’s Related PersonTransaction Policy is available for review in its entirety under the “Investors” menu of the Company’s corporate relations website at www.DGSECompanies.com.

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NTR is an affiliate of DGSE’s largest shareholder, Elemetal. In 2014, NTR was also DGSE’s primary refiner and bullion trading partner. In 2014, 23% of sales and 26% of purchases were transactions with NTR, and in 2013 these transactions represented 31% of DGSE’s sales and 37% of DGSE’s purchases. As of December 31, 2014, the Company was obligated to pay $3,721,144 to NTR as a trade payable, and has a $34,343 receivable from NTR.

On July 19, 2012, the Company entered into the Loan Agreement with NTR, pursuant to which NTR agreed to provide the Company with a guidance line of revolving credit in an amount up to $7,500,000. The Loan Agreement provides that the Loan Agreement will terminate—and DGSE’s Obligations will be due and payable– upon the earlier of: (i) August 1, 2014; (ii) the date that is twelve months after DGSE receives notice from NTR demanding the repayment of the Obligations; (iii) the date the Obligations are accelerated in accordance with the terms of the Loan Agreement; or, (iv) the date on which the commitment terminates under the Loan Agreement. In connection with the Loan Agreement, DGSE granted a security interest in the respective personal property of each of its subsidiaries. The loan carries an interest rate of two percent (2%) per annum for all funds borrowed pursuant to the Loan Agreement. Proceeds received by DGSE pursuant to the terms of the Loan Agreement were used for repayment of all outstanding financial obligations incurred in connection with that certain Loan Agreement, dated as of December 22, 2005, between DGSE and Texas Capital Bank, N.A., and additional proceeds are expected were used as working capital in the ordinary course of business. On February 25, 2014, we entered into a one-year extension of the Loan Agreement with NTR, extending the termination date to August 1, 2015, and on February 4, 2015, we entered into an additional two-year extension, extending the termination date to August 1, 2017. All other terms of the agreement remain the same. As of December 31, 2014, the outstanding balance of the NTR loan was $2,303,359.

In April 2013 DGSE moved its principal corporate offices to office space at 15850 Dallas Parkway, Suite 140, Dallas, Texas. This property is owned by an affiliate of Elemetal and also serves as their headquarters. DGSE leases space in the building subject to a lease that will expire in December 2015. In Fiscal 2014 and Fiscal 2013 the Company recognized rent expense of $52,500 and $35,000, respectively, related to this lease.

In the fourth quarter of Fiscal 2013 the Company established a wholly owned subsidiary named Carbon Fund One, LLC to act as the general partner (the “General Partner”) for Carbon Fund One, LP (the “Fund”), which was established at the same time. The Fund was an investment fund specializing in the buying and selling of gemstones. The General Partner receives a one percent ownership interest of the Fund, and is paid 2% carried interest on assets under management by the Fund, and 20% of net earnings before distributions to the limited partners. The Fund was intended to provide an investment vehicle for individuals interested in investment opportunities in diamonds and gemstones, and provide incremental value to the Company’s shareholders by utilizing the Company’s expertise, infrastructure, and retail and wholesale customer base, to generate additional profit through earnings from its role as General Partner. Ultimately, DGSE’s management made the decision to end its involvement in the Fund, and the General Partner has begun winding down the Fund’s activities and liquidating all remaining inventory. The Fund transacted business with the Company from time to time, including buying gemstones from and selling gemstones to the Company. In Fiscal 2014, the Company made sales of $37,148 to the Fund, had purchases of $152,328 from the Fund, and owed the Fund $136,755 as of December 31, 2014 in trade payables. In Fiscal 2013, the Company made sales of $423,107 to the Fund, had purchases of $78,408 from the Fund, and did not owe the Fund anything as of December 31, 2013. Additionally, in 2014 the General Partner generated net income of $35,120 from its role with the Fund, while in Fiscal 2013, the General Partner lost $78,213, which was driven by expenses related to the startup of the Fund.

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PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF

WHITLEY PENN AS INDEPENDENT AUDITORS OF DGSE

FOR THE FISCAL YEAR ENDING DECEMBER 31, 2015

The Audit Committee has appointed Whitley Penn as our independent registered accountants to audit our financial statements for the fiscal year ending December 31, 2015, and has further directed that management submit the selection of independent registered accountants for ratification by our stockholders at the annual meeting. Stockholder ratification of the selection of Whitley Penn is not required by our bylaws or otherwise. However, we are submitting the selection of Whitley Penn to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Whitley Penn. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent accounting firm at any time during the year if it is determined that such a change would be in the best interests of DGSE and our stockholders.

Representatives of the firm of Whitley Penn are expected to be present at our annual meeting and will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

In accordance with the requirements of the Sarbanes-Oxley Act of 2002 and the Audit Committee’s charter, all audit and audit-related work and all non-audit work performed by our independent accountants, Whitley Penn, is approved in advance by the Audit Committee, including the proposed fees for such work. The Audit Committee is informed of each service actually rendered.

The following table presents fees for the audits of our annual Consolidated Financial Statements for Fiscal 2014 and Fiscal 2013.

Type of Fees	2014	2013

Audit Fees	$265,459	$295,254

Tax Fees	$31,365	$62,560

Total Fees to Whitley Penn	$296,824	$357,814

The amounts for audit fees include generally the fees charged for: (i) the audit of our annual Consolidated Financial Statements; and, (ii) the reviews of our quarterly financial statements. The tax fees were primarily for tax return preparation and tax-related services, including the preparation of all applicable state tax returns.

Applicable law and regulations provide an exemption that permits certain services to be provided by our outside auditors even if they are not pre-approved. We have not relied on this exemption at any time since the Sarbanes-Oxley Act was enacted.

We originally engaged the firm of Whitley Penn in May 2012, as our principal independent accountant to audit our financial statements. The members of our Board of Directors unanimously approved the engagement of Whitley Penn. Prior to the engagement of Whitley Penn, neither we nor any person on our behalf consulted Whitley Penn regarding either: (i) the application of accounting principles to a specified completed or proposed transaction or the type of audit opinion that might be rendered on our financial statements; or, (ii) any matter that was the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K, promulgated under the Securities Act and the related instructions to such Item) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K, promulgated under the Securities Act).

Vote Required

The affirmative vote of a majority of the votes cast at the meeting at which a quorum representing a majority of all outstanding shares of our Common Stock is present and voting, either in person or by proxy, is required for the ratification of our independent registered accountants.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF Whitley Penn AS INDEPENDENT AUDITORS OF DGSE FOR THE FISCAL YEAR ENDING December 31, 2015.

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SECTION 16(a) BENEFICIAL OWNERSHIP

REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and officers and persons who beneficially own more than ten percent of our Common Stock to file with the SEC reports of beneficial ownership on Forms 3 and changes in beneficial ownership of our Common Stock and other equity securities on Forms 4 or 5. SEC regulations require all officers, directors and greater than 10 percent stockholders to furnish us with copies of all Section 16(a) forms they file.

Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to us during Fiscal 2014, and Forms 5 and amendments thereto furnished to us with respect to Fiscal 2014, and any written representations from reporting persons that no Form 5 is required, we are not aware of any person who, at any time during Fiscal 2014, was a director, officer or beneficial owner of more than 10 percent of our Common Stock who failed to file on a timely basis, as disclosed in the above forms, reports required by Section 16(a) of the Exchange Act during Fiscal 2014 except as follows:

A Form 4 filed by each of C. Brett Burford, James D. Clem and James J. Vierling on January 31, 2014 was not timely filed. A Form 3 filed by each of Bruce A. Quinnell and Dennis A. McGill on September 25, 2014 was not timely filed. A Form 4 filed by Dr. L.S. Smith on November 21, 2014 was not timely filed.

STOCKHOLDER COMMUNICATIONS AND PROPOSALS

We have adopted a formal process by which stockholders may communicate with our Board of Directors. Our Board recommends that stockholders initiate any communications with the Board in writing and send them in care of the investor relations department by mail to our principal offices at 15850 Dallas Parkway, Suite 140, Dallas, Texas 75248. This centralized process will assist the Board in reviewing and responding to stockholder communications in an appropriate manner. The name of any specific intended Board recipient should be noted in the communication. The Board of Directors has instructed the investor relations department to forward such correspondence only to the intended recipients; however, the Board has also instructed the investor relations department, prior to forwarding any correspondence, to review such correspondence and, in its discretion, not to forward certain items if they are deemed of a personal, illegal, commercial, offensive or frivolous nature or otherwise inappropriate for the Board’s consideration. In such cases, that correspondence will be forwarded to our corporate secretary for review and possible response. This information is also contained on our website at www.DGSECompanies.com.

Stockholder proposals made in compliance with Rule 14(a)-8 of the Exchange Act to be presented at our Annual Meeting of Stockholders to be held in 2016, for inclusion in our proxy statement and form of proxy relating to that meeting, must be received on or before January 3, 2016. Stockholder proposals made outside the process describe in Rule 14(a)-8 of the Exchange Act must be received by March 19, 2016. Such stockholder proposals must comply with our bylaws and the requirements of Regulation 14A of the Exchange Act.

Rule 14a-4 of the Exchange Act governs our use of discretionary proxy voting authority with respect to a stockholder proposal that is not addressed in the proxy statement. With respect to our 2016 Annual Meeting of Stockholders, if we are not provided notice of a stockholder proposal by March 19, 2016, we will be permitted to use our discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement.

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PERSONS MAKING THE SOLICITATION

The enclosed proxy is solicited on behalf of our Board of Directors. We will pay the cost of soliciting proxies in the accompanying form. Our officers may solicit proxies by mail, telephone, telegraph or fax. Upon request, we will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of our shares of Common Stock.

OTHER MATTERS

The Board of Directors is not aware of any matter to be presented for action at the meeting other than the matters set forth herein. Should any other matter requiring a vote of stockholders arise, the proxies in the enclosed form confer upon the person or persons entitled to vote the shares represented by such proxies’ discretionary authority to vote the same in accordance with their best judgment in the interest of DGSE.

FINANCIAL STATEMENTS

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, including financial statements, accompanies this proxy statement. The Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is to be made. A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the SEC, is available (excluding exhibits) without cost to stockholders upon written request made to Investor Relations, DGSE Companies, Inc., 15850 Dallas Parkway, Suite 140, Dallas, Texas 75248 or online at our http://dgsecompanies.com/contact .

By Order of the Board of Directors,

/s/ C. Brett Burford
C. BRETT BURFORD
Secretary

April 30, 2015

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